Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 11, 2014, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Novavax, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Novavax, Inc. on Forms S-3 (No. 333-193549 effective January 24, 2014 and No. 333-187267 effective May 2, 2013) and on Forms S-8 (No. 333-190600 effective August 8, 2013, No. 333-190599 effective August 8, 2013, No. 333-183113 effective August 7, 2012, No. 333-145298 effective August 9, 2007, No. 333-130990 effective January 12, 2006, No. 333-110401 effective November 12, 2003, No. 333-97931 effective August 9, 2002, No. 333-46000 effective September 18, 2000, No. 333-77611 effective May 3, 1999, No. 33-80279 effective December 11, 1995, and No. 33-80277 effective December 11, 1995).

/s/ Grant Thornton LLP

McLean, Virginia

March 11, 2014